Exhibit 5.1

TroyGould PC
1801 Century Park East, 16th Floor
Los Angeles, California 90067

October 26, 2011

GTX Corp
117 W. 9th Street, Suite 1214
Los Angeles, California 90015

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to GTX Corp, a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on Form S-1 filed on October 3, 2011 (the “Registration Statement”), of an aggregate of 11,670,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), comprised of 5,950,000 issued and outstanding shares (the “Issued Shares”) of Common Stock and 5,720,000 shares (the “Warrant Shares”) of Common Stock that are issuable upon the exercise of outstanding warrants (the “Warrants”) held by the selling shareholders named in the Registration Statement.  This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“Commission”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Company’s Articles of Incorporation, as amended to date, (iii) the Company’s Amended and Restated By-Laws, as amended to date, (iv) certain resolutions of the Company’s board of directors, (v) the Securities Purchase Agreements and Subscription Applications pursuant to which the Issued Shares and certain of the Warrants were sold, (vi) the Warrants, and (vii) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed that the Company will issue the Warrant Shares in accordance with the terms and conditions of the Warrant.

The law covered by our opinion expressed below is limited to the internal corporate laws of the State of Nevada.  We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.  Although we are not admitted to practice law in the State of Nevada, we have made such inquiries as we consider necessary to render the opinion expressed below to the extent that it involves the laws of Nevada.

We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance.  This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinion expressly set forth below.  Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus contained therein, other than as expressly stated below with respect to the Issued Shares and the Warrant Shares.

Based upon and subject to the foregoing, we are of the opinion that (1) the Issued Shares are validly issued, fully paid, and non-assessable, and (2) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrant, will be validly issued, fully paid, and non-assessable.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus filed as part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

As counsel to the Company, we have furnished this opinion letter to you in connection with the filing of the Registration Statement. Except as otherwise set forth herein, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/  TroyGould PC
TROYGOULD PC